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                                                                     Exhibit 23E

                        Consent of Independent Auditors



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sunquest Information Systems, Inc. Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 12, 1996, except Notes 6 and 12, as to which the date is March 25, 1996, with respect to the combined financial statements of Sunquest Information Systems, Inc. included in its Registration Statement (Form S-1 No. 333-2790), filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


     June 11, 1996